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                                                                EXHIBIT 23(e)



                                                March 7, 1994


The Parkway Company
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi  39201

Ladies and Gentlemen:

        I consent to being named as a person about to become a director of The Parkway Company in its Amendment No. 2 to the Registration Statement on Form S-4 (No 33-85950) relating to the merger of EB, Inc. and Parkway Acquisition Corporation.

                                                Very truly yours,

                                                /s/ Roger P. Friou
                                                --------------------
                                                Roger P. Friou


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